EXHIBIT 99



                                  PRESS RELEASE


For further information contact:                    William K. Beauchesne
                                                    Executive Vice President and
                                                    Chief Financial Officer
                                                    (703) 633-6120
                                                    wbeauchesne@vcbonline.com

For immediate release:     VIRGINIA COMMERCE BANCORP, INC.  REPORTS
                           RECORD FIRST QUARTER EARNINGS AND
                           TOTAL ASSETS EXCEEDING $500 MILLION.

         ARLINGTON, VA. APRIL 11, 2002. Virginia Commerce Bancorp, Inc. (NASDAQ-VCBI) today reported record first quarter earnings of $1.4 million, an increase of 45.3% over 2001 first quarter earnings of $938 thousand. On a diluted per share basis, first quarter 2002 earnings were $.45 compared to $.32 for the first quarter 2001, an increase of 40.6%. Return on average assets and return on average equity for the first quarter were 1.07% and 20.57% respectively versus .98% and 17.40% for the same period last year.

         Net interest income for the first quarter of $5.4 million was up 34.2%, compared with $4.0 million for the same quarter last year as a decline in the Company's net interest margin due to lower interest rates was offset with continued strong loan growth and overall earning asset increases. Non-interest income of $1.3 million represented a 44.0% increase over the prior year's first quarter level of $880 thousand primarily due to a 51.4% increase in fees and net gains on mortgage loans held-for-sale. Non-interest expense of $4.1 million increased 27.5% over the $3.2 million reported for the first quarter of 2001 as a result of higher levels of commissions paid due to loan volume and overhead associated with overall growth and the opening of the Company's twelfth branch location in April 2001. With revenue sources increasing more than non-interest expense, the efficiency ratio improved to 61.2% as compared to 65.3% for the first quarter 2001.

         Total assets as of March 31, 2002, were $547.4 million, up 33.4% over $410.5 million a year earlier. Deposits grew similarly over the same period with a 35.3% increase from $343.4 million to $464.7 million. Loans, net of allowance for loan losses, rose to $429.7 million, a 36.5% increase over the $314.9 million reported as of March 31, 2001.

         Peter A. Converse, President and Chief Executive Officer, commented, "Continued strong loan volume, both in the Bank's portfolio and in the number of residential mortgages originated and sold, continues to drive record earnings despite lower interest rates and the impact of ongoing expansion on overhead. The Company is particularly pleased with its continued strong growth and exceeding $500 million in assets in the first quarter."

         Virginia Commerce Bancorp, Inc. is the parent company of Virginia Commerce Bank, a full-service community bank headquartered in Arlington, with twelve branches and two mortgage lending offices serving Northern Virginia.




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                                            Virginia Commerce Bancorp, Inc.
                                              Consolidated Balance Sheets


          (Dollars in thousands except per share data)                     March 31, 2002             March 31, 2001
                                                                        ---------------------      ---------------------
Assets
  Cash and due from banks                                             $               47,083     $               25,627
  Securities (fair value $59,709 and $55,801)                                         59,612                     55,672
  Federal funds sold                                                                       -                      5,000

  Loans, net of allowance for loan                                                   429,693                    314,869
    losses of $4,794 and $3,074
  Bank premises and equipment, net                                                     6,542                      5,840
  Accrued interest receivable                                                          2,211                      1,995
  Other assets                                                                         2,227                      1,473
                                                                        ---------------------      ---------------------
  Total Assets                                                        $              547,368     $              410,476
                                                                        =====================      =====================

Liabilities and Stockholders Equity
  Deposits:
    Non-interest bearing demand deposits                              $               82,202     $               53,436
    Savings and interest-bearing demand deposits                                     141,829                    115,814
    Time, $100,000 and over                                                           99,274                     66,979
    Other time deposits                                                              141,364                    107,219
                                                                        ---------------------      ---------------------
  Total Deposits                                                      $              464,669     $              343,448
                                                                        ---------------------      ---------------------

  Securities sold U/A repurchase and fed funds purchased              $               40,251     $               34,371
  Other borrowed funds                                                                12,400                      7,900
  Accrued interest payable                                                             1,378                      1,446
  Other liabilities                                                                    1,382                        958
                                                                        ---------------------      ---------------------
  Total Liabilities                                                   $              520,080     $              388,123
                                                                        ---------------------      ---------------------

Stockholders Equity:
  Preferred stock, $1.00 par,
    1,000,000 authorized of which
    none have been issued                                             $                    0     $                    0
  Common stock, $1.00  par,
    5,000,000 shares authorized,
       2,720,816 and 2,165,687 issued and outstanding                                  2,721                      2,166
  Surplus                                                                             13,190                     13,648
  Retained earnings                                                                   11,501                      6,414
  Accumulated other comprehensive income (loss)*                                       (124)                        125
                                                                        ---------------------      ---------------------
  Total Stockholders Equity                                           $               27,288     $               22,353
                                                                        ---------------------      ---------------------

Total Liabilities and Stockholders Equity                             $              547,368     $              410,476
                                                                        =====================      =====================

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                                    Virginia Commerce Bancorp, Inc.
                                   Consolidated Statements of Income

Quarter and Year-To-Date Ended March 31,                                  2002                 2001
                                                                    -----------------     ---------------
(Dollars in thousands except per share data)
Interest and Dividend Income
  Interest and fees on loans                                      $            7,920    $          7,039
  Interest and dividends on investment securities:
    U.S. Treasury securities and agency obligations                              648                 764
    Other securities                                                              88                  30
  Interest on federal funds sold                                                  92                 214
  Interest on deposits with other banks                                            -                   -
                                                                    -----------------     ---------------
  Total Interest and Dividend Income                              $            8,748    $          8,047
                                                                    -----------------     ---------------

Interest Expense
  Deposits                                                        $            3,167    $          3,571
  Securities sold under agreement to repurchase and
   fed funds purchased                                                            74                 334
  Other borrowed funds                                                           136                 142
                                                                    -----------------     ---------------
  Total Interest Expense                                          $            3,377    $          4,047
                                                                    -----------------     ---------------
Net Interest Income                                                            5,371               4,000
  Provision for loan losses                                                      521                 270
                                                                    -----------------     ---------------
  Net Interest Income after provision for loan losses             $            4,850    $          3,730
                                                                    -----------------     ---------------

Non-Interest Income
  Service charges and other fees                                  $              406    $            305
  Fees and net gains on loans held-for-sale                                      854                 564
  Other                                                                            7                  11
                                                                    -----------------     ---------------
  Total Non-Interest Income                                       $            1,267    $            880
                                                                    -----------------     ---------------

Non-Interest Expense
  Salaries and employee benefits                                  $            2,404    $          1,820
  Occupancy expense                                                              667                 535
  Data Processing                                                                248                 221
  Other operating expense                                                        746                 612
                                                                    -----------------     ---------------
  Total Non-Interest Expense                                      $            4,065    $          3,188
                                                                    -----------------     ---------------
  Income Before Taxes on Income                                   $            2,052    $          1,422
                                                                    -----------------     ---------------
  Provision for income taxes                                                     689                 484
                                                                    -----------------     ---------------
Net Income                                                        $            1,363    $            938
                                                                    =================     ===============

  Earnings per common share, basic                                $             0.50    $           0.35
  Earnings per common share, diluted                              $             0.45    $           0.32

  Average common shares outstanding:
    Basic                                                                  2,720,816           2,706,917
    Diluted                                                                3,055,572           2,914,675

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